Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.5 shall have the meanings ascribed to them in the final prospectus dated January 30, 2026, and filed by Eagle Nuclear Energy Corp. with the Securities and Exchange Commission (the “Commission”) on February 2, 2026 (the “Proxy Statement/Prospectus”), in the section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference. Unless the context otherwise requires, references in this section to “New Eagle”or the “Company” refer to Eagle Nuclear Energy Corp.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Transaction, other events contemplated by the Merger Agreement, and other transactions described below.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). The unaudited pro forma condensed combined financial information presents the pro forma effects of the Mergers and other related transactions, which includes:

•The Mergers, including the following:

• Acquisition of Eagle by SVII; and

• PIPE Financing; and

• The Oregon Acquisition by Eagle.

Background

SVII is a blank check company incorporated on January 19, 2021 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. SVII has two classes of ordinary shares authorized: SVII Class A Ordinary Shares and SVII Class B Ordinary Shares.

On October 17, 2022, SVII consummated the IPO of 23,000,000 SVII Units, including the issuance of 3,000,000 SVII Units as a result of the IPO Underwriters’ full exercise of their over-allotment option, at $10.00 per SVII Unit, generating gross proceeds of approximately $230.0 million. Simultaneously with the closing of the IPO, SVII consummated the Private Placement of 13,350,000 SVII Private Warrants at a price of $1.00 per SVII Private Warrant to the Sponsor, generating proceeds of approximately $13.4 million. Upon the closing of the IPO and the Private Placement, approximately $235.8 million ($10.25 per Unit) of net proceeds, including the net proceeds of the IPO and certain of the proceeds of the Private Placement, was placed in the Trust Account with Continental acting as trustee.

On January 10, 2024, SVII held the First SVII EGM at which its shareholders approved (a) the First SVII Articles Amendment, (b) the Insider Letter Agreement Amendment and (c) the appointment of Richard Thompson and Sharon Youngblood as Class I directors to each serve on the SVII Board for a three-year term expiring at the third succeeding annual general meeting after their appointment, or until their successors have been qualified and appointed. In connection with the approval of the First SVII Articles Amendment, SVII shareholders holding 8,362,234 SVII Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.85 per share, for an aggregate redemption amount of approximately $90,726,471.

Following the approval of the First SVII Articles Amendment, on January 25, 2024, the Sponsor voluntarily elected to convert 7,546,666 of its SVII Class B Ordinary Shares to SVII Class A Ordinary Shares, and SVII’s independent directors voluntarily elected to convert an aggregate of 120,000 SVII Class B Ordinary Shares to SVII Class A Ordinary Shares, in each case, on a one-for-one basis in accordance with the SVII Articles then in effect. After giving effect to the Class B Conversion, one SVII Class B Ordinary Share remained issued and outstanding and was held by the Sponsor. Following such redemptions and the Class B Conversion, 22,304,432 SVII Class A Ordinary Shares remained outstanding, comprising 14,637,766 SVII Public Shares and 7,666,666 SVII Founder Shares, and approximately $158,813,165 remained in the Trust Account.

On November 13, 2024, SVII held the Second SVII EGM at which its shareholders approved the Second SVII Articles Amendment. In connection with the Second SVII EGM, SVII and the Sponsor entered into the Non-Redemption Agreements with the NRA Investors, pursuant to which the NRA Investors agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 2,075,000 SVII Public Shares in connection with the approval of the Second SVII Articles Amendment. In exchange for the foregoing commitments not to redeem such shares, the Sponsor agreed to transfer, or forfeit and cause the issuance of, an aggregate of 691,666 SVII Founder Shares to the NRA Investors in connection with SVII’s completion of an initial business combination. In connection with the approval of the Second SVII Articles Amendment, SVII shareholders holding 12,424,337 SVII Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.43 per share, for an aggregate redemption amount of approximately $142,085,423. As a result, approximately $25,135,029 remained in the Trust Account and 9,880,095 SVII Class A Ordinary Shares remained outstanding.

On October 15, 2025, SVII held the Third SVII EGM at which its shareholders approved the Third SVII Articles Amendment. In connection with the approval of the Third SVII Articles Amendment, SVII shareholders holding 151 SVII Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.93 per share, for an aggregate redemption amount of approximately $1,801.43. As a result, approximately $26,404,398 remained in the Trust Account and 9,879,944 SVII Class A Ordinary Shares remained outstanding.

In connection with the approval of the First SVII Articles Amendment, SVII and the Sponsor entered into the Extension Promissory Note, pursuant to which the Sponsor agreed to make monthly deposits directly to the Trust Account of $150,000 per month. The maximum aggregate amount of all Contributions under the Extension Promissory Note would not exceed $3,150,000. The Contributions were paid monthly (or a pro-rata portion thereof if less than a full month), beginning on January 11, 2024, and thereafter on the fifteenth day of each subsequent month (or if such fifteenth day is not a business day, on the business day immediately preceding such fifteenth day) until the Extension Promissory Note Maturity Date. The Extension Promissory Note was non-interest bearing and was payable upon the Extension Promissory Note Maturity Date. On October 2, 2024, the SVII Board determined that in order to make SVII a more attractive partner to sponsors of SPACs seeking to take over the management and affairs of SPACs, following the Second SVII EGM, the Sponsor and any successor to the obligations of the Sponsor would no longer be required to make Contributions to the Trust Account. SVII received Contributions of $1,500,000 from the Sponsor for the period from January 11, 2024, through June 30, 2025 under the Extension Promissory Note. In addition, the Sponsor made Contributions to SVII as working capital loans and, as of December 31, 2025, there was $900,000 outstanding under such working capital loans. Such Contributions were converted into New Eagle Private Warrants in connection with the consummation of the Transaction.

In connection with the approval of the Third SVII Articles Amendment, SVII and the Sponsor entered into the Second Extension Promissory Note in the principal amount of up to $1,500,000, pursuant to which the Sponsor could make Contributions. Such Second Extension Promissory Note did not bear interest and was payable upon consummation of the Transaction in cash, or at the option of the Sponsor, warrants at a price of $1.00 per warrant for the outstanding principal amount. Outstanding Contributions under the Second Extension Promissory Note at Closing were converted into New Eagle Private Warrants in connection with the consummation of the Transaction.

Eagle was incorporated under the laws of the State of Delaware on December 14, 2023, as Eagle Battery Metals Corp. On January 31, 2024, Eagle changed its name to Eagle Energy Metals Corp., and on October 18, 2024, Eagle filed articles of conversion with the Nevada Secretary of State to convert into a Nevada corporation.

On February 24. 2026 (the “Closing Date”), SVII, New Eagle, Eagle and the other parties to the Merger Agreement consummated the Transaction.

Basis of Presentation

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are described hereinbefore and are directly attributable to the Transaction and factually supportable.

The Transaction will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SVII will be treated as the “accounting acquiree” and Eagle as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Eagle issuing shares for the net assets of SVII, followed by a recapitalization. The net assets of SVII will be stated at historical cost. Operations prior to the Transaction will be those of Eagle. The introduction of New Eagle, Merger Sub 1, and Merger Sub 2 as merger vehicles does not affect the conclusion that the Transaction will be accounted for as a reverse recapitalization with Eagle as the accounting acquirer.

The Oregon Acquisition will be accounted for as an asset acquisition, with no goodwill recorded, in accordance with GAAP as the acquired set of activities and assets did not meet the definition of a business under applicable accounting guidance. Under this method of accounting, Oregon Energy will be treated as a group of assets being acquired by Eagle for financial reporting purposes. Accordingly, for accounting purposes, the Oregon Acquisition will be treated as Eagle issuing shares for the net assets of Oregon Energy, with the consideration being allocated to the acquired assets based on their relative fair values.

We determined that Eagle is the predecessor entity as the former shareholders of Eagle will obtain a controlling financial interest in New Eagle and New Eagle’s operations, assets, and business activities consist primarily of those historically conducted by Eagle. The former owners of Oregon Energy will receive approximately 5.33% of New Eagle’s outstanding shares following the Transaction, given the redemption of 1,803,227 shares by Public Shareholders of SVII as of February 19, 2026. This acquisition of Oregon Energy will not result in a change in control of New Eagle and does not affect the determination of the predecessor entity.

The unaudited pro forma combined balance sheet as of November 30, 2025 combines the historical audited balance sheet of Eagle as of November 30, 2025, with the historical audited balance sheet of SVII as of December 31, 2025, and the historical unaudited balance sheet of Oregon Energy as of December 31, 2025, on a pro forma basis as if the Transaction, the Oregon Acquisition, and the other related transactions occurred on November 30, 2025.

The unaudited pro forma combined statement of operations for the twelve months ended November 30, 2025 combines the historical audited statement of operations of Eagle for the year ended November 30, 2025 with the historical audited statement of operations of SVII for the year ended December 31, 2025, and the historical unaudited statement of operations of Oregon Energy for the twelve months ended December 31, 2025, on a pro forma basis as if the Transaction, the Oregon Acquisition, and the other related transactions occurred on December 1, 2024, the beginning of the earliest period presented. These periods are presented on the basis that Eagle is the acquirer for accounting purposes.

New Eagle was reported as a consolidated subsidiary of SVII as of December 31, 2025, thus was not separately presented in these unaudited pro forma condensed combined financial statements.

The twelve-month period of Oregon Energy’s historical statement of operations ending on December 31, 2025 is calculated by taking the audited statement of operations of Oregon Energy for the year ended June 30, 2025 and subtracting the unaudited statement of operations results of Oregon Energy for the six months ended December 31, 2024, and adding the unaudited statement of operations results of Oregon Energy for the six months ended December 31, 2025.

The pro forma adjustments reflecting the consummation of the Transaction, the Oregon Acquisition, and other related transactions are based on certain currently available information and certain assumptions and methodologies that SVII believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. SVII believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction, the Oregon Acquisition, and other related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction and the Oregon Acquisition. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction, the Oregon Acquisition, and other transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of SVII, Eagle, and Oregon Energy.

Description of Transaction and Other Transactions

The First Merger — The First Merger occured on the Closing Date. At the First Effective Time, the following took place:

•	Merger of Merger Sub 1, a wholly-owned subsidiary of New Eagle, with and into SVII, with SVII as the Surviving Corporation;

•	The sole outstanding SVII Class B Ordinary Share converted into one SVII Class A Ordinary Share (the “Class B Share Conversion”);

•	Each SVII Unit separated and convert into its component securities;

•	The SVII Rights were exchanged for shares of New Eagle Common Stock on a 10-for-1 basis;

•	SVII Class A Ordinary Shares (excluding the SVII Public Shares validly submitted for redemption and the Sponsor Forfeited Shares (defined below) but including the SVII Class A Ordinary Share issued upon the Class B Share Conversion), were automatically surrendered and ceased to exist, and each were reclassified as one share of New Eagle Common Stock;

•	Each SVII Warrant outstanding immediately prior to the Second Effective Time was converted to one outstanding New Eagle Warrant;

•	Each outstanding Merger Sub 1 Ordinary Share was converted into one Surviving Corporation Ordinary Share; and

•	The Sponsor surrendered and forfeited the Sponsor Forfeited Shares.

The Second Merger — On the Closing Date, the Second Merger occured, and the following took place:

•	Merger of Merger Sub 2, a wholly-owned subsidiary of New Eagle, with and into Eagle, with Eagle as the Surviving Corporation;

•	Each share of Eagle Common Stock that was issued and outstanding immediately prior to the First Effective Time (excluding treasury shares and dissenting shares), was automatically canceled and converted into the right to receive a corresponding number of shares of New Eagle Common Stock based on the Exchange Ratio described below; and

•	Each outstanding share of Merger Sub 2 Common Stock was converted into one share of Surviving Company Common Stock.

The Aggregate Merger Consideration to be issued to Eagle Stockholders in connection with the Second Merger was determined by dividing (a) $233,500,000 by (b) $10.00. The Exchange Ratio is the number of shares of New Eagle Common Stock to be issued in exchange for issued and outstanding Eagle capital stock upon the Second Merger and is equal to the quotient obtained by dividing (x) the Aggregate Merger Consideration by the Eagle Shares. For purposes of the pro forma condensed combined financial information presented, the following key assumptions have been used:

•	The Aggregate Fully Diluted Eagle Shares is 126,163,249 and represents the Eagle fully-diluted common stock as of September 29, 2025.

•	The Aggregate Merger Consideration that was issued to Eagle Stockholders is 23,350,000 shares of New Eagle Common Stock and is calculated by dividing the Equity Value by $10.00 per share, which includes 2,750,000 shares of New Eagle Common Stock to be issued to the PIPE Investor and 1,600,000 shares to be issued to Aurora Energy.

The Other Transactions — Other related events occured in connection with the Transaction are summarized:

•	PIPE Investment: In connection with the transactions contemplated by the Merger Agreement, SVII and Eagle entered into the PIPE Agreement with the PIPE Investor. Pursuant to the PIPE Agreement, the PIPE Investor agreed, among other things, to purchase, at the Closing, 29,700 shares of New Eagle Preferred Stock and New Eagle PIPE Warrants to purchase an aggregate of 2,500,000 shares of New Eagle Common Stock, at an exercise price of $12.00 per share, for an aggregate purchase price of $29,700,000. For more information regarding the key terms of the PIPE Financing, including the shares of New Eagle Preferred Stock and New Eagle PIPE Warrants to be issued to the PIPE Investor, see the sections entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — PIPE Agreement” and “Description of New Eagle Securities” in the Proxy Statement/Prospectus.

•	Sponsor Support Agreement: Concurrently with the execution and delivery of the Merger Agreement, SVII, New Eagle, Eagle and the Sponsor entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to (a) vote all of the SVII Ordinary Shares held by the Sponsor in favor of the Merger Agreement and the Transaction and against any proposal in opposition to or inconsistent with the Merger Agreement and the Transaction, and (b) not redeem the SVII Ordinary Shares held by the Sponsor, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement. The Sponsor also agreed, subject to and conditioned upon the Closing, and, at the closing, forfeited, all of its SVII Ordinary Shares and SVII Warrants other than (i) 3,100,000 SVII Founder Shares (inclusive of 120,000 SVII Founder Shares transferred to SVII’s independent directors at the time of the IPO and 691,666 SVII Founder Shares to be transferred to the NRA Investors in connection with the Closing) and (ii) 7,000,000 SVII Private Warrants. Additionally, at the Closing, all of the outstanding Contributions as of the Closing Date were converted into New Eagle Private Warrants, at the price of $1.00 per New Eagle Private Warrant.

•	Non-Redemption: Pursuant to the Non-Redemption Agreements entered into by SVII, the Sponsor and the NRA Investors in connection with the Second SVII EGM, the Sponsor was obligated transfer, or forfeit and cause the issuance of, an aggregate of 691,666 shares of New Eagle Common Stock to the NRA Investors at the Closing.

•	Class B Share Conversion: Immediately prior to the First Effective Time, SVII caused the then sole outstanding SVII Class B Ordinary Share to convert into one SVII Class A Ordinary Share.

•	Sponsor Forfeited Shares: At the Closing, pursuant to the Sponsor Support Agreement, the Sponsor forfeited an amount of shares of New Eagle Common Stock and New Eagle Private Warrants such that the Sponsor held (i) 3,100,000 shares of New Eagle Common Stock (inclusive of shares representing the aggregate 120,000 SVII Founder Shares transferred to SVII’s independent directors and an aggregate of 691,666 SVII Founder Shares to be transferred to the NRA Investors in connection with the Closing) (the “Sponsor Forfeited Shares”) and (ii) 9,422,133 New Eagle Private Warrants (including New Eagle Private Warrants to be received upon conversion of the Contributions).

No consideration was paid by SVII, New Eagle or Eagle to the Sponsor in connection with such agreements.

Unaudited Pro Forma Condensed Combined Balance Sheet

	November 30, 2025	December 31, 2025	December 31, 2025
Presented in $	Eagle	Oregon	SV II
	USD	USD	USD	Pro forma adjustments	Note	Pro forma Balance (Combined)
CURRENT ASSETS
Cash	1,301,928	1,733	154,890	29,700,000	4	32,754,060
				(3,317,365)	8
				(25,000)	11
				(16,821)	14
				4,954,695	16
Prepaid expenses and deposits	162,897	56,458	8,333	-		227,688
Total current assets	1,464,825	58,191	163,223	31,295,509		32,981,748

Investment in Oregon Energy LLC	-	-	-	17,109,910	1	-
				(17,109,910)	2
Restricted cash	-	140,960	-	-		140,960
Cash and investment held in Trust Account	-	-	26,615,977	127,323	10	-
				(21,788,605)	15
				(4,954,695)	16
Deposits	71,506	-	-	-		71,506
Property and equipment	-	243,938	-	-		243,938
Intangible asset	65,915	-	-	-		65,915
Mineral rights	1,201,390	-	-	16,668,389	2	17,887,933
				18,154	14
Right of use asset, net	84,326	-	-	-		84,326
Total assets	2,887,962	443,089	26,779,200	21,366,075		51,476,326

LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

Accounts payable and accrued liabilities	530,339	1,568	117,635	1,333	14	650,875
Due to related parties	280,025	-	-	-		280,025
Convertible promissory notes - related party	-	-	900,000	(900,000)	9	-
Extension promissory notes - related party	-	-	1,500,000	(1,500,000)	9	-
Lease liability, current	33,155	-	-	-		33,155
Total current liabilities	843,519	1,568	2,517,635	(2,398,667)		964,055

Non-redemption agreements derivate liability	-	-	2,814,086	(2,814,086)	7	-
Warrant liability	-	-	-	18,400,237	4	18,400,237
Lease liability	55,086	-	-	-		55,086
Total liabilities	898,605	1,568	5,331,721	13,187,484		19,419,378

Commitments and Contingencies
Class A ordinary shares - Redeemable	-	-	26,615,977	127,323	10	-
				(21,788,605)	15
				(4,954,695)	16
Series A preferred shares - redeemable	-	-	-	11,299,763	4	11,299,763
Common stock - redeemable	300,000	-	-	(300,000)	3

Shareholders’ equity (deficit)
Class A ordinary shares - Non redeemable	-	-	767	(767)	5	-
Common stocks	11,020	-	-	171	1	2,958
				275	3
				767	5
				(9,131)	6
				30	8
				(215)	12
				41	16
Member capital	-	13,876,079	-	(13,876,079)	2	-
Additional paid in capital	7,959,026	-	-	17,109,739	1	29,731,868
				299,725	3
				(5,169,265)	5
				9,131	6
				2,146,510	8
				2,422,133	9
				215	12
				4,954,654	16
Deficit	(6,280,689)	(13,434,558)	(5,169,265)	13,434,558	2	(8,977,641)
				5,169,265	5
				2,814,086	7
				(5,463,905)	8
				(22,133)	9
				(25,000)	11
Total shareholders’ equity (deficiency)	1,689,357	441,521	(5,168,498)	23,794,805		20,757,185

Total liabilities, mezzanine equity and shareholders’ equity (deficiency)	2,887,962	443,089	26,779,200	21,366,075		51,476,326

Unaudited Pro Forma Condensed Combined Statement of Operations

	12 months ended November 30, 2025	12 months ended December 31, 2025	12 months ended December 31, 2025
Presented in $	Eagle	Oregon	SV II
	USD	USD	USD	Pro-Forma Adjustments	Notes	Pro-Forma Balance
For the year ended November 30, 2025
Operating expenses
Bank charges	4,184	-	-	-		4,184
Business development	116,742	-	-	-		116,742
Amortization expense	1,515	-	-	-		1,515
Office and administrative	895,430	34,116	1,330,775	-		2,260,321
Professional fees	3,075,312	-	-	5,463,905	8	8,586,350
				22,133	9
				25,000	11
Rent expense	123,554	-	-	-		123,554
Investor relations	120,000	-	-	-		120,000
Salaries and wages	18,151	-	-	-		18,151
Licensing fee expense	29,436	-	-	-		29,436
Travel and entertainment	549,177	-	-	-		549,177
Mineral rights development expenditure	314,013	240,142	-	-		554,155
Total operating expenses	5,247,514	274,258	1,330,775	5,511,038		12,363,585

Foreign exchange loss	(13,118)	-	-	-		(13,118)
Interest income on operating account	-	-	8,417	-		8,417
Income from investments held in the Trust Account	-	-	1,063,695	(1,063,695)	10	-
Change in fair value of derivative liability	-	-	(2,814,086)	2,814,086	7	-
Other income	-	201,426	-	(201,426)	13	-
Net loss	(5,260,632)	(72,832)	(3,072,749)	(3,962,073)		(12,368,286)
Series A Cumulative Convertible Preferred Stock dividends paid-in-kind	-	-	-	(3,670,920)	4	(3,670,920)
Net loss attributable to shareholders	(5,260,632)	(72,832)	(3,072,749)	(7,632,993)		(16,039,206)
Basic and diluted loss per share	$(0.05)	$-	$(0.31)			$(0.54)

Weighted average number of shares outstanding	110,872,375	-	9,880,065			29,580,153

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are described hereinbefore and are directly attributable to the Transaction and factually supportable.

The Transaction will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SVII will be treated as the “accounting acquiree” and Eagle as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of Eagle issuing shares for the net assets of SVII, followed by a recapitalization. The net assets of SVII will be stated at historical cost. Operations prior to the Transaction will be those of Eagle. The introduction of New Eagle, Merger Sub 1, and Merger Sub 2 as merger vehicles does not affect the conclusion that the Transaction will be accounted for as a reverse recapitalization with Eagle as the accounting acquirer.

The Oregon Acquisition will be accounted for as an asset acquisition, with no goodwill recorded, in accordance with GAAP as the acquired set of activities and assets did not meet the definition of a business under applicable accounting guidance. Under this method of accounting, Oregon Energy will be treated as a group of assets being acquired by Eagle for financial reporting purposes. Accordingly, for accounting purposes, the Oregon Acquisition will be treated as Eagle issuing shares for the net assets of Oregon Energy, with the consideration being allocated to the acquired assets based on their relative fair values.

We determined that Eagle is the predecessor entity as the former shareholders of Eagle will obtain a controlling financial interest in New Eagle, and New Eagle’s operations, assets, and business activities consist primarily of those historically conducted by Eagle. The former owners of Oregon Energy will receive approximately 5.33% of New Eagle’s outstanding shares following the Transaction, given the redemption of 1,803,227 shares by Public Shareholders of SVII as of February 19, 2026. This acquisition of Oregon Energy will not result in a change in control of New Eagle and does not affect the determination of the predecessor entity.

The unaudited pro forma combined balance sheet as of November 30, 2025 combines the historical audited balance sheet of Eagle as of November 30, 2025, with the historical audited balance sheet of SVII as of December 31, 2025, and the historical unaudited balance sheet of Oregon Energy as of December 31, 2025, on a pro forma basis as if the Transaction, the Oregon Acquisition, and the other related transactions occurred on November 30, 2025.

The unaudited pro forma combined statement of operations for the twelve months ended November 30, 2025 combines the historical audited statement of operations of Eagle for the year ended November 30, 2025 with the historical audited statement of operations of SVII for the year ended December 31, 2025, and the historical unaudited statement of operations of Oregon Energy for the twelve months ended December 31, 2025, on a pro forma basis as if the Transaction, the Oregon Acquisition, and the other related transactions occurred on December 1, 2024, the beginning of the earliest period presented. These periods are presented on the basis that Eagle is the acquirer for accounting purposes.

New Eagle was reported as a consolidated subsidiary of SVII as of December 31, 2025, thus was not separately presented in these unaudited pro forma condensed combined financial statements.

The twelve-month period of Oregon Energy’s historical statement of operations ending on December 31, 2025 is calculated by taking the audited statement of operations of Oregon Energy for the year ended June 30, 2025 and subtracting the unaudited statement of operations results of Oregon Energy for the six months ended December 31, 2024, and adding the unaudited statement of operations results of Oregon Energy for the six months ended December 31, 2025.

The pro forma adjustments reflecting the consummation of the Transaction, the Oregon Acquisition, and other related transactions are based on certain currently available information and certain assumptions and methodologies that SVII believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. SVII believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction, the Oregon Acquisition, and other related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction and the Oregon Acquisition. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction, the Oregon Acquisition, and other transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of SVII, Eagle, and Oregon Energy.

Note 2. Accounting Policies and Reclassifications

Management performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management did not identify any material differences related to the application of the accounting policies applied by SVII, Eagle, and Oregon Energy that would require adjustments in the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align SVII’s, and Oregon Energy’s financial statement presentation with that of Eagle.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction, the Oregon Acquisition, and other related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. SVII has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. SVII, Eagle, and Oregon Energy have not had any historical relationship prior to the Transaction, other than reimbursement of exploration expenses of Oregon Energy by Eagle pursuant to the Aurora Option Agreement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies, other than the pro forma adjustment to eliminate other income in the unaudited pro forma condensed combined statement of operations for the twelve months ended November 30, 2025 (see Note 13 for further details).

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of New Eagle Common Stock outstanding, assuming the Transaction, the Oregon Acquisition, and other related transactions occurred on December 1, 2024.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of November 30, 2025 are as follows:

1.	Represents the issuance of 1,710,991 shares of New Eagle Common Stock, as Listing Payment of $17,109,910 in connection with the Oregon Acquisition. The Oregon Acquisition will be accounted for as an asset acquisition, with no goodwill recorded, in accordance with GAAP as the acquired set of activities and assets did not meet the definition of a business under applicable accounting guidance since Oregon Energy lacked processes and outputs. It is assessed that the fair value of shares given up, being the listing payment of $17,109,910, is more clearly evident for the determination of purchase consideration, as the net assets acquired contain mining claims held by Oregon Energy of which a fair market value is not readily available. The adjustment results in an increase in $17,109,910 in Investment in Oregon Energy, a $171 increase in Common Stocks, and a $17,109,739 increase in Additional Paid-in Capital.

2.	Represents the elimination of historical equity of Oregon Energy in connection with the Oregon Acquisition. The adjustment results in a decrease of $17,109,910 in Investment in Oregon Energy, an increase in $16,668,389 in Mineral rights, a $13,876,079 decrease in Member Capital, and a $13,434,558 decrease in Deficit.

3.	Represents the reclassification from redeemable common stock to permanent equity of 15,951,675 shares of Eagle Common Stock issued on August 8, 2025 to Eagle Investor for $300,000, pursuant to a Common Stock Purchase Agreement dated July 30, 2025, as amended and restated on September 29, 2025. The contractual right for Eagle Investor to redeem the Eagle Common Stock ceases to exist upon the completion of the Transaction and issuance of New Eagle Common Stock in place of the Eagle Common Stock. The adjustment results in $300,000 decrease in Common Stock – Redeemable, $275 increase in Common Stock, and $299,275 increase in Additional Paid-in Capital.

4.	Represents issuance of 29,700 Series A Cumulative Convertible Preferred Stock (which are convertible into 2,500,000 shares of New Eagle Common Stock), and 2,500,000 New Eagle PIPE Warrants, in relation to a $29,700,000 PIPE Financing from PIPE Investor, in relation to a PIPE Agreement entered into on July 30, 2025, as amended and restated on September 29, 2025, and expected to close concurrently with the Transaction. New Eagle PIPE Warrants issued are classified as liabilities due to certain terms of the Warrant failing the criteria for equity classification under ASC 480-10. The adjustment results in an increase in Cash of $29,700,000. The net proceeds are allocated on a residual value basis, resulting in $18,400,237 being first allocated to Warrant Liability, and $11,299,763 being allocated to Commitment, in relation to the Series A Cumulative Convertible Preferred Stock, which is puttable at the option of the holder and thus classified as mezzanine equity. Each Series A Cumulative Convertible Preferred Stock is convertible into New Eagle Common Stock at a conversion ratio of 1-to-84.18. The allocation between Warrant Liability and Mezzanine Equity is based on a preliminary fair valuation of the Warrant Liability, and this accounting is subject to finalization. 12% Paid-in-kind dividends are accrued at $3,670,920 for the year ended November 30, 2025 to calculate the net loss attributable to shareholders.

5.	Represents the elimination of SVII’s historical equity and accumulated deficit upon the acquisition by Eagle as a reverse recapitalization of Eagle. The adjustment results in a $767 decrease in Class A Ordinary Shares — Non Redeemable, a $767 increase in Common Stocks, a $5,169,265 decrease in Deficit, and a $5,169,265 decrease in Additional Paid-in Capital.

6.	Represents the consolidation of existing Eagle Common Stock as of November 30, 2025 at a consolidation ratio of 0.17152 to reflect the number of shares of New Eagle Common Stock issuable to Eagle shareholders. The adjustment results in a $9,131 decrease in Common Stocks and a $9,131 increase in Additional Paid-in Capital.

7.	Represents the elimination of Non-redemption Agreement Derivative Liability of $2,814,086, wherein shares issuable pursuant to non-redemption agreements are settled by transfers by Sponsor, thus representing a capital contribution by sponsor, and thus an increase in Additional Paid-in Capital of $2,814,086.

8.	The total transaction costs are expected to be $6,317,365. $3,000,000 will be settled by issuing 300,000 shares, and the remaining $3,317,365 will be settled in cash.

Eagle’s transaction costs are expected to be $853,460, which are charged to Additional Paid-in Capital as share issuance costs, as the transaction will be accounted for as a reverse capitalization. Eagle’s transaction costs will be settled in cash.

SVII’s transaction costs are expected to be $5,463,905, which are charged to Deficit as Professional Fees. $3,000,000 will be settled by issuing 300,000 shares, and the remaining $2,463,905 will be settled in cash.

The impact of the $853,460 charged to Additional Paid-in Capital from Eagle’s costs representing the reverse capitalization and the $3,000,000 of shares issued in connection with the settlement of transaction costs for SVII, net to an adjustment of $30 addition to Common Stocks and $2,146,510 addition to Additional Paid-in Capital.

9.	Represents the settlement of $1,500,000 in Sponsor Promissory Note, and $922,133 in Convertible Promissory Note by the issuance of Warrants at $1.00 each, with the Extension Promissory Notes — Related Party amount decreasing by $1,500,000, the Convertible Promissory Notes — Related Party decreasing by $900,000, Additional Paid-in Capital increasing by $2,422,133, and Deficit increasing by $22,133 for additional expenses paid by Sponsor on behalf of SVII.

10.	Represents interest income earned on funds held in trust by SVII between December 31, 2025 and February 24, 2026, amounting to $127,323, with Cash and investment held in Trust Account increasing by $127,323, and a corresponding increase to SVII’s Class A Ordinary Shares — Redeemable by $127,323.

11.	Represents a cash bonus to the CEO, payable upon the completion of the Transaction. The adjustment is recognized as an increase of $25,000 in Professional Fees, and Cash decreasing by $25,000.

12.	Represents the forfeiture of 4,566,667 SVII Founder Shares by the Sponsor in relation to the Transaction, and conversion of Public Rights into 2,299,982 shares upon consummation of the Transaction. The adjustment is a reclassification within share capital, decreasing Common Stocks by $215 and increasing Additional Paid-in Capital by $215.

14.	Represents the payment of $16,821 by Eagle, and $1,333 increase in amounts payable by Eagle for mining operations expenditures incurred by Oregon Energy, in accordance with the Oregon Acquisition agreement, for which Eagle is committed to provide funding for Oregon Energy’s operations for up to $500,000, in relation to an extension option exercised by Eagle. The adjustment decreases Cash by $16,821, increases Mineral rights by $18,154, and increases accounts payable and accrued liabilities by $1,333.

15.	Represents the redemption of 1,803,227 Class A ordinary shares by Public Shareholders of SVII as of February 19, 2026 at a redemption price of approximately $12.08 per share, for an aggregate redemption amount of approximately $21,788,605. The resulting adjustment is a decrease SVII’s Class A Ordinary Shares — Redeemable by $21,788,605, with a corresponding decrease of Cash and Investment Held in Trust Account by $21,788,605.

16.	Represents the reclassification of investments held in the Trust Account that becomes available at the Closing, after distribution to Public Shareholders of SVII who opted for redemption (Note 15). The resulting adjustment will increase Cash by $4,954,695, decrease Cash and Investment Held in Trust Account by $4,954,695, decrease Class A Ordinary Shares — Redeemable (410,051 shares) by $4,954,695, increase common stock by $41, and increase Additional Paid-in Capital by $4,954,654.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended November 30, 2025, are as follows:

4.	Represents issuance of 29,700 Series A Cumulative Convertible Preferred Stock (which are convertible into 2,500,000 shares of New Eagle Common Stock), and 2,500,000 New Eagle PIPE Warrants, in relation to a $29,700,000 PIPE Financing from PIPE Investor, in relation to a PIPE Agreement entered into on July 30, 2025, as amended and restated on September 29, 2025, and expected to close concurrently with the Transaction. New Eagle PIPE Warrants issued are classified as liabilities due to certain terms of the Warrant failing the criteria for equity classification under ASC 480-10. The adjustment results in an increase in Cash of $29,700,000. The net proceeds are allocated on a residual value basis, resulting in $18,400,237 being first allocated to Warrant Liability, and $11,299,763 being allocated to Commitment, in relation to the Series A Cumulative Convertible Preferred Stock, which is puttable at the option of the holder and thus classified as mezzanine equity. Each Series A Cumulative Convertible Preferred Stock is convertible into New Eagle Common Stock at a conversion ratio of 1-to-84.18. The allocation between Warrant Liability and Mezzanine Equity is based on a preliminary fair valuation of the Warrant Liability, and this accounting is subject to finalization. 12% Paid-in-kind dividends are accrued at $3,670,920 for the year ended November 30, 2025 to calculate the net loss attributable to shareholders.

7.	Change in Fair Value of Derivative Liability of $2,814,086 is eliminated from the pro forma statement of operations as of November 30, 2025, as if the Transaction consummated at the beginning of the earliest period presented in the statements of operations.

8.	The total transaction costs are expected to be $6,317,365. $3,000,000 will be settled by issuing 300,000 shares, and the remaining $3,317,365 will be settled in cash.

Eagle’s transaction costs are expected to be $853,460, which are charged to Additional Paid-in Capital as share issuance costs, as the transaction will be accounted for as a reverse capitalization. Eagle’s transaction costs will be settled in cash.

SVII’s transaction costs are expected to be $5,463,905, which are charged to Deficit as Professional Fees. $3,000,000 will be settled by issuing 300,000 shares, and the remaining $2,463,905 will be settled in cash.

The impact of the $853,460 charged to Additional Paid-in Capital from Eagle’s costs representing the reverse capitalization and the $3,000,000 of shares issued in connection with the settlement of transaction costs for SVII, net to an adjustment of $30 addition to Common Stocks and $2,146,510 addition to Additional Paid-in Capital.

9.	Represents the settlement of $1,500,000 in Sponsor Promissory Note, and $922,133 in Convertible Promissory Note by the issuance of Warrants at $1.00 each, with the Extension Promissory Notes — Related Party amount decreasing by $1,500,000, the Convertible Promissory Notes — Related Party decreasing by $900,000, Additional Paid-in Capital increasing by $2,422,133, and Professional fees increasing by $22,133 for additional expenses paid by Sponsor on behalf of SVII.

10.	Adjustments to the pro forma condensed combined statement of operations eliminate Income from Investments held in the Trust Account of $1,063,695 for the year ended November 30, 2025.

11.	Represents a cash bonus to the CEO, payable upon the completion of the Transaction. The adjustment is recognized as an increase of $25,000 in Professional Fees, and Cash decreasing by $25,000.

13.	Represents the elimination of other income of $201,426 from the statement of operations for the year ended November 30, 2025 which relates to reimbursement of exploration expenses of Oregon Energy by Eagle.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transaction, the Oregon Acquisition, and other related transactions. As the Transaction, the Oregon Acquisition, and other related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transaction, the Oregon Acquisition, and other related transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared to the actual redemption of Public Shares of common stock by Public Shareholders at the time of the Merger for the year ended November 30, 2025:

	For the twelve months ended November 30, 2025
Basic Share Capitalization	Actual Redemptions	% Ownership
Eagle Energy (Target)	21,639,009	67.45%
SVII Public Shareholders	410,171	1.28%
NRA Investors - shares transferred from Sponsor to settle non-redemption agreements	691,666	2.16%
Independent directors	120,000	0.37%
SVII Public Rights	2,299,982	7.17%
PIPE Investors - Series A Preferred	2,500,000	7.79%
Aurora - Option payment for Oregon Energy	1,710,991	5.33%
Sponsor Promote Shares	7,666,667	23.90%
Sponsor Forfeited Shares	(5,258,333)	(16.39)%
Shares Issued for the Transaction - SVII Service Provider	300,000	0.94%
Pro forma WASO - Basic	32,080,153	100.00%
Less: participating preferred stock, for net loss scenario	(2,500,000)
Denominator, WASO - Basic	29,580,153
For the twelve months ended Nov 30, 2025
Pro forma net loss attributable to common shareholders	$(16,039,206)
Pro Forma Loss Per Share - Basic and Diluted	$(0.54)

Upon consummation of the Transaction, the post-Closing share ownership will be:

	Actual redemptions
	Shares	%
SVII public shareholders	410,051	1.28%
SVII public shareholders - non-redemption agreement	691,666	2.16%
Sponsor	2,408,334	7.51%
Independent directors	120,000	0.37%
Public Rights	2,299,982	7.17%
Eagle Energy shareholders	21,639,009	67.45%
PIPE Investor, Series A preferred shares	2,500,000	7.79%
Aurora Energy, acquisition of Oregon Energy	1,710,991	5.33%
Shares issued to SVII Service Provider	300,000	0.94%
	32,080,033	100.00%

Potential sources of dilution:
Public Warrants	11,500,000	35.85%
Sponsor Warrants	7,000,000	21.82%
Sponsor Warrants converted from promissory note	2,422,133	7.55%
PIPE Investor warrants	2,500,000	7.79%
Eagle Energy, earn-out shares	1,500,000	4.68%

Note 5. Oregon Energy Statement of Profit or Loss Reconciliation

For purposes of preparing Oregon Energy, presented in the pro forma condensed combined statement of operations for the twelve-months ended December 31, 2025, the historical audited statement of profit and loss and other comprehensive income for the year ended June 30, 2025 of Oregon Energy was adjusted by deducting Oregon Energy’s unaudited statement of profit and loss for the six months ended December 31, 2024, and adding the unaudited results of Oregon Energy for the six months ended December 31, 2025.

For alignment of the financial statement presentation with that of Eagle, the financial statement line item “General and administration costs” in the historical statements of operations are re-labelled as “office and administrative” in the pro forma condensed combined statement of operations.

The following presents a reconciliation of Oregon Energy’s statement of profit or loss for the twelve months ended December 31, 2025:

Presented in $	Y/E June 30, 2025	6-months December 31, 2024	6-months December 31, 2025	12-months December 31, 2025
	USD (A)	USD (B)	USD (C)	USD A – B + C
Reconciliation of 12-months ended December 31, 2025
General and administration costs	35,408	17,640	16,348	34,116
Exploration and evaluation expenses	201,932	48,365	86,575	240,142
Total operating expenses	237,340	66,005	102,923	274,258
Other income	83,557	-	117,869	201,426
Net loss	(153,783)	(66,005)	14,946	(72,832)